Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-201995 of PGI Specialty Materials, Inc. on Form S-1 of our report dated May 13, 2014, related to the consolidated financial statements of Companhia Providência Indústria e Comércio and its subsidiaries as of and for the years ended December 31, 2013 and 2012, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU

Auditores Independentes

Curitiba, Brazil

April 27, 2015